Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement shall be effective as of August 31, 2015 by and between Entravision Communications Corporation (the “Company”) and Mario M. Carrera (the “Executive”).

The Company and the Executive entered into an Executive Employment Agreement effective as of September 1, 2012 (the “Agreement”), and the parties wish to amend the Agreement to align the term of the Agreement to be on a calendar-year basis. For and in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.	Effective on the date hereof, Section 2 of the Agreement is amended in its entirety to read as follows:

“2. Term. The term of this Agreement shall be for a period beginning on the Effective Date until December 31, 2015, or until such time that the Executive’s employment is terminated in accordance with the terms of this Agreement (the term of such employment, the “Employment Term”).”

2.	In all other respects, the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in counterparts and exchanged by facsimile, e-mail or other electronic form, with the same legal effect as if all signatures had appeared in original handwriting on the same physical document.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

EXECUTIVE

/s/ Mario M. Carrera
Name:	Mario M. Carrera